TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Sanford Exploration, Inc.
(An Exploration Stage Company)

We consent to the incorporation by reference in the Registration Statement of Sanford Exploration, Inc. (An Exploration Stage Company) on Form SB-2, pertaining to 4,736,000 shares of its common stock, of our Report of Independent Registered Public Accounting Firm, dated July 29, 2006, with respect to the consolidated financial statements of Sanford Exploration, Inc. included in the annual report on Form 10-KSB, comprising the consolidated balance sheets as at June 30, 2006 and December 31, 2005, the related consolidated statements of operations and cash flows for the six months ended June 30, 2006, from February 24, 2005 (inception) to December 31, 2005, and for the cumulative period from February 24, 2005 (inception) to June 30, 2006 and the related statement of stockholders' equity (deficiency) for the period from February 24, 2005 (inception) to June 30, 2006, as filed with the Securities and Exchange Commission.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Telford Sadovnick, P.L.L.C

TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington

November 7, 2006

114 West Magnolia Street, Suite 423, Bellingham, Washington 98225
Telephone: (360) 392-2886 Facsimile: (360) 392-2887